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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference into the registration statements of Sonoco Products Company on Form S-8 (September 4, 1985, November 27, 1989, November 22, 1993, June 7, 1995, September 25, 1996 and December 30, 1998) and Form S-3 (filed June 6, 1991, File No. 33-40538; filed October 4, 1993, File No. 33-50501 as amended; filed October 4, 1993, File No. 33-50503 as amended) of our report dated January 27, 1999, on our audits of the consolidated financial statements of Sonoco Products Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.




                                   /s/ PricewaterhouseCoopers LLP
                                   ------------------------------
                                   PricewaterhouseCoopers LLP


Charlotte, North Carolina
March 26, 1999